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                                                                       Exhibit 5

                              ROSENMAN & COLIN LLP
                               575 Madison Avenue
                          New York, New York 10022-2585



January 28, 2002


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:


We refer to the Registration Statement on Form S-8 to be filed by Acclaim Entertainment, Inc. (the "Company"), a Delaware corporation, with the Securities and Exchange Commission with respect to the registration of an additional 10,000,000 shares of the Company's common stock, par value $0.02 per share, for issuance under the Company's 1998 Stock Incentive Plan (the "Plan").

We have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination, it is our opinion that said 10,000,000 shares have been duly authorized and, upon issuance in accordance with the terms of the Plan and stock option agreements or certificates issued thereunder, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5 to said Registration Statement.


Very truly yours,


ROSENMAN & COLIN LLP



By /s/ Eric Lerner
   ----------------------
         A Partner